                                                                   Exhibit 99.01

FOR IMMEDIATE RELEASE

                                            Company Contact:  Sue Marshall
                                                              Investor Relations
                                                              516-887-0727

       CELLULAR TECHNICAL SERVICES ANNOUNCES STRATEGIC ALLIANCE TO PURSUE
                    OPPORTUNITIES IN THE GEO-LOCATION MARKET

Seattle, WA, November 23, 1999 - Cellular Technical Services Company, Inc. (Nasdaq NM Symbol: CTSC) ("CTS"), a leading provider of real-time data management systems for the wireless industry, today announced it has made an investment in, and formed a strategic alliance with, KSI, Inc. ("KSI"), a pioneer in wireless location technologies. As the first step in its long-term commercial application strategy for the geo-location market, CTS will concentrate on developing application-specific products and services that can be deployed with all major geo-location technology platforms.

"We have stated on several occasions that we are focused on identifying business opportunities to grow the company's revenue and profits in the future." Steve Katz, CTS Chairman and CEO, stated. "Two areas in which we anticipate strong growth potential are geo-location technology and its commercial applications. As a result of our alliance we will work closely with KSI to build a variety of applications for not only their TeleSentinel'TM' location system, but also for other major geo-location platforms. We believe both companies' opportunities to actively participate in the emerging geo-location market are enhanced by this relationship."

"Industry analysts have estimated the geo-location applications market to be well over $8 billion. In this emerging market, we believe that the combination of CTS' experience in integrating and supporting applications within a wireless carrier's infrastructure and KSI's experienced technology team and the field-proven geo-location technology they created will be beneficial to each company, both collectively and individually." Katz concluded.

Mark Hatten, Chairman and CEO of KSI noted, "CTS will become a strategic provider of commercial applications and gain access to the necessary specifications that will ensure these applications are seamlessly compatible with our proven geo-location technology. Our relationship with CTS will enhance KSI's business opportunities. We believe consumers will soon see the many useful ways in which this technology can be used. It's an exciting market with tremendous growth potential for both our companies."

CELLULAR TECHNICAL SERVICES ANNOUNCES STRATEGIC ALLIANCE...PG. 2

CTS provides cellular carriers with a distributed, real-time information management system, called the Blackbird'r' Platform, from which multiple applications can be activated. CTS' first application on the Blackbird Platform, the PreTect'TM' cloning-fraud prevention application, and its No Clone Zone'TM' roaming-fraud prevention service, save wireless carriers from financial losses due to cloning fraud in more than 40 of the largest markets across the United States, including Los Angeles, New York, Chicago, Baltimore/Washington D.C., San Francisco, Detroit, Philadelphia, Pittsburgh, Boston, Hartford/New Haven, Atlanta, San Diego, St. Louis, Milwaukee, and Sacramento.

KSI Inc. is based in Annandale, Virginia, and Wallingford, Connecticut. Since it was founded in 1986, KSI has become an industry leader in developing and deploying commercial, wireless network-based, location-finding systems to serve the emerging public safety, personal security, fleet management and intelligent transportation markets. The company has both patented and patent pending technologies used in its TeleSentinel'TM' system.

SPECIAL NOTE REGARDING KSI, INC.: All information contained in this press release regarding KSI, Inc. has been provided by the management of KSI, Inc.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS: This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the applicable statements. These risks and uncertainties include but are not limited to: CTS' dependence on analog cellular networks; its vulnerability to rapid industry change and technological obsolescence; its limited customer base and reliance on a relatively small number of customers and customer contracts; its dependence on a limited number of existing products and services; uncertainty of continued demand for and market penetration of its existing products and services under existing and future contracts; uncertainty in its ability to timely develop, introduce and gain acceptance of new products and services; uncertainty of the demand for and market penetration of new products and services; the possible impact of competitive products and pricing; the risk that its current and future products may contain errors or be affected by technical problems that would be difficult and costly to detect and correct; manufacturing difficulties, including reliance on a limited number of outside vendors for key components and processes; potential difficulties in managing changing business conditions; dependence on key personnel; the availability of financing; and other risks described in CTS' filings with the Securities and Exchange Commission.

                                     - ### -


                                      -6-